Exhibit 99.2

INVESTOR INFORMATION

Annual Meeting

The date and location of our Annual Meeting of Shareholders will be announced at a later date via the proxy statement and on our corporate website (www.electro-sensors.com). All shareholders are welcome to attend and take part in the discussion of Company affairs.

Board of Directors

David L. Klenk

President, Electro-Sensors, Inc.

Joseph A. Marino
Chairman of the Board

President, Cardia, Inc.

Scott A. Gabbard

CFO, Magenic Technologies, Inc.

Michael C. Zipoy

Retired Investment Executive, Feltl and Company

Jeffrey D. Peterson

Private Investor

Officers

David L. Klenk

President, Chief Executive Officer and Chief Financial Officer

Transfer Agent & Registrar

American Stock Transfer & Trust Company
Corporate Trust Services
6201 15th Avenue
Brooklyn, NY 11219

Auditors

Boulay P.L.L.P.
7500 Flying Cloud Drive, Ste. 800
Minneapolis, MN 55344

Counsel

Ballard Spahr LLP

2000 IDS Center

80 South Eighth Street

Minneapolis, MN 55402-2274

Exchange Listing

The Nasdaq Stock Market (Capital Market)
Common Stock
Stock Trading Symbol: ELSE

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